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                                                                     EXHIBIT 3.2


Microfilm Number              Filed with the Department of State on June 4, 1997
                 -----------                                        ------------

Entity Number    728354                        s/Yvette  Kane
              -------------   --------------------------------------------------
                                         Secretary of the Commonwealth


              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of 15 Pa.C (S) 1915 (relating to the articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is:       BT Financial  Corporation
                                       -----------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county and venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)   551 Main Street, Johnstown, PA   15901    Cambria
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           Number and Street           City          State     Zip       County

     (b) c/o:
            --------------------------------------------------------------------
                Name of Commercial Registered Office Provider

     For a corporation represented by a commercial registered office provider,
the county in (b) shall be deemed the county in       which the corporation is
located for venue and official publication purposes.


3.   The statute by or under which it was
     incorporated is:  Pennsylvania Business Corporation Law,
                     -----------------------------------------------------------
                          Act of May 5, 1933, P.L. 364

4.   The date of its incorporation is:              12/16/82
                                      ------------------------------------------

5.   (Check, and if appropriate, complete one of the following):

      x   The amendment shall be effective upon filing these Articles of
     ---  Amendment in the Department of State.

          The amendment shall be effective on:                at
                                              ----------------  ----------------
                                                Date              Hour

6.   (Check one of the following):

      x   The amendment was adopted by the shareholders (or members)
     ---  pursuant to 15 Pa.C.S. (S) 1914 (a) and (b).

          The amendment was adopted by the board of directors pursuant --- to 15 Pa.C.S. (S) 1914 (c).

7.   (Check, and if appropriate, complete one of the following):

          The amendment adopted by the corporation, set forth in full as --- follows:

      x   The amendment adopted by the corporation as set forth in full in
     ---  Exhibit A attached hereto and made a part hereof.


[STAMP]  Jun-4 97
         PA Dept. of State
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8.   (Check if the amendment restates the Articles):

          The restated Articles of Incorporation supersede the original --- Articles and all amendments thereto.


     IN TESTIMONY WHEREOF, the undersigned has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 30th day of
                                                                 ----
May   , 1997.
------    --


                                              BT Financial Corporation
                                    --------------------------------------------
                                               (Name of Corporation)

                                    BY:           /s/John H. Anderson
                                         ---------------------------------------

                                    TITLE:            John H. Anderson
                                            ------------------------------------
                                                      Chairman and CEO
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                                  Exhibit "A"

                           BT FINANCIAL CORPORATION

                         Amendment to the Articles of
                   Incorporation Adopted by the Shareholders


The nature of the amendment is:

     "5. The amount of authorized capital stock of the corporation is twenty-seven million (27,000,000) shares divided into classes as follows:

          (a) Two million (2,000,000) shares of Preferred Stock without par value. The Board of Directors shall have authority to create and authorize the issuance of one or more series of Preferred Stock, not to exceed an aggregate of two million (2,000,000) shares, without par value, with full, limited, multiple or fractional, or no voting rights, and to fix by resolution the designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, redemption rights and other special rights, if any, applicable to any such series.

          (b) Twenty-five million (25,000,000) shares of Common Stock of the par value of $5.00 per share."